Exhibit 10.17

PROMISSORY NOTE

Moncton, New Brunswick	$●
June 5, 2024

WHEREAS, on March 28, 2024, BREATHE BIOMEDICAL INC. (the “Borrower”) issued to ● (the “Lender”) an unsecured debenture bearing certificate number DC-2024-03-● in the principal amount of $● subject to the terms and conditions thereof (the “Existing Debenture”);

AND WHEREAS, the Borrower and the Lender desire to terminate the Existing Debenture and to replace it with a demand promissory note with a face value equal to the outstanding principal and interest due on the date hereof under the Existing Debenture, subject to the terms and conditions hereof (this “Note”);

NOW THEREFORE, for value received, and subject to the terms and conditions set forth in this Note, the Borrower hereby unconditionally promises to pay to the order of the Lender on September 5, 2024 (the “Maturity Date”), immediately available funds, at 191 Halifax Street Moncton, New Brunswick, or such other location as the Lender shall designate in writing, ● ($●) and to pay interest on the unpaid principal amount hereof at the rates and on the dates specified below. Repayment shall be made in the lawful currency of Canada.

The Borrower agrees to pay interest to the Lender on the unpaid principal amount of this Note from the date hereof at a rate per annum equal to 17.5% until the Maturity Date. Interest shall be calculated annually and payable in arrears on the Maturity Date.

The Borrower may prepay the principal amount of this Note in whole or in part at any time or from time to time without premium or penalty by giving 10 business days’ notice to the Lender; provided that each prepayment shall be accompanied by payment of all interest accrued on the amount prepaid to the date of prepayment.

Upon the commencement by or against the Borrower of any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, or liquidation or similar proceeding relating to the Borrower or its debts in any jurisdiction, the unpaid principal amount of this Note and all interest accrued thereon shall become immediately due and payable without presentment, demand, protest, or notice of any kind.

The books and records of the Lender shall constitute prima facie evidence of the amount of principal and interest outstanding under this Note from time to time.

The Borrower hereby waives demand and presentment for payment, notice of non-payment, protest, and notice of protest of this Note. No failure on the part of the Lender to exercise, and no delay in exercising, any right, power, or privilege hereunder shall operate as a waiver thereof or a consent thereto; nor shall a single or partial exercise of any such right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All payments under this Note shall be made without offset, counterclaim, or deduction of any kind.

Neither the Lender nor the Borrower may assign this Note or any of its respective rights or obligations under this Note.

The undersigned agrees that limitation periods established by the Limitations Act, 2002 (Ontario), other than the ultimate 15-year limitation period, do not apply to this promissory note.

This note shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first written above.

BREATHE BIOMEDICAL INC.
as borrower under the Existing Debenture and Lender under this Note.

By:
Name:	William Dawes
Title:	Chief Executive Officer

Acknowledged and agreed as of the date first written above.

●
as Holder of the Existing Debenture and Lender under this Note.

By:
Name:
Title:

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